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                                                                   Exhibit 10.13

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                          SECURITIES PURCHASE AGREEMENT


                          DATED AS OF SEPTEMBER 3, 1999





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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I FILING; ISSUANCE AND RESERVATION; SALE OF THE SECURITIES.............1

   1.1   Filing of Amended and Restated Certificate of Incorporation...........1
   1.2   Authorization of Issuance and Sale of Securities and Reservation of
         Shares................................................................1
   1.3   The Closings of the Sale of the Securities............................1

ARTICLE II CLOSING; DELIVERIES AT CLOSINGS.....................................2

   2.1   Closings..............................................................2
   2.2   Deliveries at the Closings............................................2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................3

   3.1   Organization; Good Standing; Qualification............................3
   3.2   Authorization.........................................................3
   3.3   Non-contravention.....................................................3
   3.4   Capitalization of the Company.........................................4
   3.5   Equity Investment and Acquisitions....................................4
   3.6   Financial Statements..................................................5
   3.7   Bankruptcy, Etc.......................................................5
   3.8   Legal Compliance......................................................5
   3.9   Intellectual Property.................................................5
   3.10  Offering Exemption....................................................6
   3.11  Properties............................................................6
   3.12  Material Adverse Changes..............................................6
   3.13  Brokers...............................................................7
   3.14  Registration Rights...................................................7
   3.15  Use of Proceeds.......................................................7
   3.16  Year 2000.............................................................7
   3.17  Section 1202 Compliance...............................................7
   3.18  No Actions............................................................8
   3.19  Disclosure............................................................8
   3.20  Related Transactions..................................................8
   3.21  Agreements............................................................8
   3.22  Tax Matters...........................................................8
   3.23  Insurance.............................................................9
   3.24  Amendments to Stockholders' Agreement and Registration Rights
         Agreement.............................................................9
   3.25  ERISA Plans...........................................................9
   3.26  Environmental Matters.................................................9
   3.27  Employees............................................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................10

   4.1   Experience...........................................................10
   4.2   Investment...........................................................10
   4.3   Rule 144.............................................................10
   4.4   No Public Market.....................................................11
   4.5   Brokers or Finders...................................................11
   4.6   Access to Data.......................................................11

ARTICLE V ADDITIONAL AGREEMENTS...............................................11

   5.1   Affirmative Covenants of the Company.................................11
   5.2   Legal Existence; Compliance, Etc.....................................13


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                                                                            PAGE

   5.3   Stockholders' Agreement; Registration Rights Agreement...............13
   5.4   Preemptive Rights....................................................13
   5.5   Survival of Representations, Warranties and Agreements, Etc..........15
   5.6   Transaction Expenses and Taxes.......................................15

ARTICLE VI MISCELLANEOUS......................................................15

   6.1   No Third Party Beneficiaries.........................................15
   6.2   Entire Agreement.....................................................15
   6.3   Successors and Assigns...............................................16
   6.4   Counterparts.........................................................16
   6.5   Notices..............................................................16
   6.6   Governing Law........................................................17
   6.7   Consent to Jurisdiction..............................................17
   6.8   Amendments and Waivers...............................................17
   6.9   Certain Definitions..................................................18
   6.10  Incorporation of Schedules and Exhibits..............................20
   6.11  Construction.........................................................20
   6.12  Interpretation.......................................................20
   6.13  Independence of Covenants and Representations and Warranties.........20
   6.14  Remedies.............................................................21
   6.15  Severability.........................................................21
   6.16  Exchanges: Lost, Stolen or Mutilated Certificates....................21
   6.17  Indemnity............................................................21
   6.18  Waiver of Jury Trial.................................................22


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ANNEXES

Annex I          -  Preferred Shares to be Purchased by the Purchasers

SCHEDULES

Schedule 3.4     -  Agreements Relating to Capital Stock of Company
Schedule 3.5     -  Subsidiaries
Schedule 3.6     -  Financial Statements
Schedule 3.8     -  Permits
Schedule 3.9(a)  -  Intellectual Property
Schedule 3.9(b)  -  Infringement of Intellectual Property
Schedule 3.13    -  Brokers
Schedule 3.20    -  Related Transactions
Schedule 3.21    -  Agreements


EXHIBITS

Exhibit A        -  Form of Amended and Restated Certificate of Incorporation
Exhibit B        -  Form of legal opinion of O'Sullivan Graev & Karabell, LLP
Exhibit C        -  Registration Rights Agreement
Exhibit D        -  Stockholders' Agreement


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                                             SECURITIES PURCHASE AGREEMENT dated
                                    as of September 3, 1999, among OPUS360
                                    CORPORATION, a Delaware Corporation (the
                                    "Company"), and the purchasers (the
                                    "Purchasers") identified on ANNEX I.

            The Company desires to sell to Purchasers and Purchasers desire to purchase from the Company shares as set forth on ANNEX I hereto (the "Preferred Shares") of Series B Convertible Preferred Stock, $.001 par value of the Company (the "Series B Preferred Stock"), having the designations, preferences and rights set forth in the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company attached hereto as EXHIBIT A.

            In consideration of the mutual promises herein made and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

                                   ARTICLE I

                        FILING; ISSUANCE AND RESERVATION;
                             SALE OF THE SECURITIES

1.1   FILING OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

      Immediately prior to the execution and delivery of this Agreement, the Company will file with the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation which, among other things, (i) designates 8,700,000 shares of the Company's capital stock as Series B Preferred Stock, and (ii) sets forth the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series B Preferred Stock.

1.2   AUTHORIZATION OF ISSUANCE AND SALE OF SECURITIES AND RESERVATION OF
      SHARES.

      Subject to the terms and conditions hereof, the Company has authorized (i) the issuance and sale to the Purchasers of the Preferred Shares at the Closing, and (ii) the reservation of an aggregate of 8,700,000 shares (the "Reserved Shares") of Common Stock for issuance upon any conversions of any of the Preferred Shares.

1.3   THE CLOSINGS OF THE SALE OF THE SECURITIES.

      At the Closing or a Subsequent Closing (as defined in Section 2.1 below), as the case may be, on the terms and subject to the conditions contained herein, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall severally purchase from the Company, the Preferred Shares set forth opposite its name on ANNEX I and each Purchaser shall deliver to the Company, by wire transfer of immediately available funds to an account designated by the Company, the purchase price for such Preferred Shares set forth opposite each Purchaser's name on ANNEX I.
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                                   ARTICLE II

                         CLOSING; DELIVERIES AT CLOSINGS

2.1   CLOSINGS.

      The initial closing hereunder with respect to the issuance, sale and delivery of the Preferred Shares (the "Closing") shall take place on September 3, 1999 (the "Closing Date"). Subsequent closings (each a "Subsequent Closing") may take place up to forty-five (45) days after the Closing.

2.2   DELIVERIES AT THE CLOSINGS.

         (a) At the Closing, the Company shall deliver to the Purchasers purchasing Preferred Shares at such time:

            (i) one stock certificate registered in the name of each Purchaser, representing that number of Preferred Shares being purchased by such Purchaser as set forth on ANNEX I;

            (ii) an opinion dated as of the date hereof of O'Sullivan Graev & Karabell, LLP, counsel to the Company as to the matters set forth in EXHIBIT B attached hereto; and

            (iii) a certificate of the Secretary of the Company dated as of the date hereof, certifying (A) that true and complete copies of the Company's Fundamental Documents (as hereinafter defined), as in effect on the date hereof, are attached to such certificate; (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing any of the Documents; and (C) the genuineness of the resolutions of the Board of Directors (the "Board") of the Company authorizing the execution, delivery and performance of the Documents to which the Company is a party and the consummation of the transactions contemplated thereby.

         (b) At the Closing, each Purchaser shall deliver to the Company the purchase price for the Preferred Shares being purchased by such Purchaser on such date.

         (c) At each Subsequent Closing, the Company shall deliver to the Purchasers purchasing Preferred Shares at such time:

            (iv) one stock certificate registered in the name of each such Purchaser, representing that number of Preferred Shares being purchased by such Purchaser as set forth on ANNEX I; and

            (v) the items referenced in Section 2.2(a)(ii) and (iii) above.

         (d) At each Subsequent Closing, each Purchaser purchasing Preferred Shares at such time shall deliver to the Company the purchase price for the Preferred Shares being purchased by such Purchaser on such date.


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                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As a material inducement to the Purchasers to enter into and perform their respective obligations under this Agreement, the Company represents and warrants to each Purchaser as follows as of the Closing Date:

3.1   ORGANIZATION; GOOD STANDING; QUALIFICATION.

      Each of the Company and its Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, has all requisite power to own, lease and operate its assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing could have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has delivered to the Purchasers true and complete copies of its Fundamental Documents as in effect on the date hereof.

3.2   AUTHORIZATION.

         (a) The Company has all requisite power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related transactions and to perform its obligations under each such Document. Each Document to which the Company is a party has been duly authorized by all necessary action (corporate or otherwise) on the part of the Company and each Document to which the Company is a party has been duly executed and delivered by the Company, and constitutes the legal, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

         (b) The authorization, issuance, sale and delivery of the Preferred Shares and the reservation of the Reserved Shares have been duly authorized by all requisite action of the Company's Board and stockholders. As of the Closing, the Preferred Shares and, upon their issuance, the Reserved Shares, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case other than pursuant to the Documents. The issuance of the Preferred Shares, and, when issued, the Reserved Shares, shall be free of all statutory or contractual pre-emptive rights or rights of first refusal, if any.

3.3   NON-CONTRAVENTION.

      The execution, delivery and performance by the Company of the Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Preferred Shares and the Reserved Shares, shall not (a) violate any Law to which the Company or any of its assets is


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subject, (b) violate any provision of the Fundamental Documents of the Company,
(c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract to which the Company is a party or by which any of the assets of the Company is bound or (d) result in the imposition of any Lien upon any of the assets of the Company. Other than federal and state securities filings, the Company has not been or is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity or any other Person for the valid authorization, issuance and delivery of the Preferred Shares or any other Documents or for the valid authorization, reservation, issuance and delivery of the Reserved Shares.

3.4   CAPITALIZATION OF THE COMPANY.

         (a) Immediately prior to consummation of the Closing, the authorized capital stock of the Company shall consist of:

            (i) 25,000,000 shares of preferred stock ("Preferred Stock") of which (1) 8,400,000 shares will be designated Series A Preferred Stock, $.001 par value, (the "Series A Preferred Stock"), of which 8,284,000 shares of Series A Preferred Stock will be outstanding, fully paid and nonassessable, with no liability attaching to the ownership thereof and
      (2) 8,700,000 shares shall be designated Series B Preferred Stock, of which up to 8,700,000 shares of Series B Preferred Stock will be reserved for issuance to the Purchasers at the Closing and Subsequent Closings hereunder; and

            (ii) 45,000,000 shares of the Company's common stock ("Common Stock"), of which (A) 7,233,890 shares will be issued and outstanding, fully paid and nonassessable, (B) 4,000,000 shares will be reserved for issuance pursuant to the Company's 1998 Stock Option Plan (the "Stock Option Plan"), (C) 968,325 shares will be reserved for issuance upon exercise of warrants to purchase Common Stock, and (D) 8,400,000 shares will be reserved for issuance upon conversion of the Series A Preferred Stock and 8,700,000 shares will be reserved for issuance upon conversion of the Series B Preferred Stock.

         (b) Except as contemplated by the Documents or otherwise set forth on
SCHEDULE 3.4, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities, or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, the Company's Fundamental Documents or any contract to which the Company is a party.

3.5   EQUITY INVESTMENT AND ACQUISITIONS.

      Except as set forth on SCHEDULE 3.5 hereto, the Company does not have any Subsidiaries, nor does it own any capital stock or other proprietary interest, directly or indirectly, in any Person.


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3.6   FINANCIAL STATEMENTS.

      SCHEDULE 3.6 sets forth the following financial statements (the "Financial Statements"): (A) unaudited balance sheet and statements of income and changes in stockholders' equity as of and for the fiscal year ended December 31, 1998 for the Company and (B) internally prepared unaudited consolidated balance sheet (the "Latest Balance Sheet") and statements of income and changes in stockholders' equity as of and for the six months ended June 30, 1999 for the Company and its Subsidiaries. The Financial Statements: (i) present fairly the financial position of the Company at the dates and for the periods indicated, except that the Financial Statements are subject to normally recurring year-end adjustments, (ii) are in accordance with the books and records of the Company and (iii) have been prepared in accordance with GAAP consistently applied.

3.7   BANKRUPTCY, ETC.

      The Company is not involved in any Proceeding by or against the Company as a debtor before any Governmental Entity under Title 11 of the United States Code or any other insolvency or debtors' relief act, whether state or Federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the property of the Company.

3.8   LEGAL COMPLIANCE.

      The Company has not violated any provisions of its Fundamental Documents, and has complied in all material respects with all applicable Laws, Orders and Permits, and no Proceeding is pending or, to the knowledge of the Company, threatened, alleging any failure to so comply. SCHEDULE 3.8 sets forth a list of all Permits under which the Company is operating or bound, the failure of which to have in effect is reasonably likely to cause a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has furnished or made available to the Purchasers true and complete copies of such Permits. Such Permits (a) are in full force and effect, (b) have not been violated in any material respect and (c) are not subject to any pending or, to the knowledge of the Company, threatened Proceeding seeking their revocation or limitation.

3.9   INTELLECTUAL PROPERTY.

         (a) SCHEDULE 3.9(A) identifies all material Intellectual Property used by the Company in connection with the business of the Company. The Company has sufficient title and ownership of all Intellectual Property necessary for its business as currently conducted.

         (b) Except as specifically set forth on SCHEDULE 3.9(B):

            (i) the Company has not infringed upon or misappropriated any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such infringement or misappropriation;


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            (ii) the Company has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property owned by the Company and necessary or required for the conduct of its business as currently conducted and as proposed to be conducted;

            (iii) no activity, service or procedure currently conducted or proposed to be conducted by the Company violates or will violate any agreement governing the use of Intellectual Property;

            (iv) the Company is not aware of any infringement of its Intellectual Property by any third party; and

            (v) all of the Company's employees and consultants have executed and delivered to the Company an agreement with respect to inventions and nondisclosure of confidential information, standard forms of which have been delivered to counsel for the Purchasers, as requested.

3.10  OFFERING EXEMPTION.

      Based in part upon and assuming the accuracy of the representations of the Purchasers in Article IV, the offering, sale and issuance of the Preferred Shares have been, are, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws. The Company has made all requisite filings and has taken or will take all action necessary to be taken to comply with such federal and state securities or "blue sky" laws. The outstanding shares of Common Stock and Series A Preferred Stock are duly authorized and issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

3.11  PROPERTIES.

      To the knowledge of the Company, the Company has good and marketable title to its material properties and assets, other than those for which the Company has a lease. All leases pursuant to which the Company leases real or personal property material to the business are, to its knowledge, valid and effective in accordance with their respective terms and the Company has not received written notification of the existence of any material default or occurrence or condition which could result in a noncurable default under the provisions of any lease.

3.12  MATERIAL ADVERSE CHANGES.

      Since the Latest Balance Sheet, there has not been any change in the assets, liabilities, financial condition or operations of the Company, except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the Company or any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company.


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3.13  BROKERS.

      SCHEDULE 3.13 sets forth a true and complete list of each agent, broker, investment banker, Person or firm who or which has acted on behalf, or under the authority, of the Company (or its predecessors) or any of its stockholders or will be entitled to any fee or commission directly or indirectly from the Company or any of its stockholders in connection with any of the transactions contemplated hereby.

3.14  REGISTRATION RIGHTS.

      Immediately following the Closing, except as contemplated by the Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities (including debt securities) of the Company.

3.15  USE OF PROCEEDS.

      The proceeds received by the Company from the sale of the Preferred Shares shall be used by the Company for working capital and other general corporate purposes.

3.16  YEAR 2000.

      All of the Company's products, devices and programs are designed to be used prior to, during and after the calendar year 2000 A.D., and such products, devices and programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or references different centuries or more than one century, other than such errors which have not had nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company's business as presently conducted or as proposed to be conducted. Other than any of the following which has not had nor could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company's business as presently conducted or as proposed to be conducted, without limiting the generality of the foregoing:

         (a) Each such product, device or program will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and

         (b) Each such product, device or program has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century.

3.17  SECTION 1202 COMPLIANCE.

      The Preferred Shares issuable hereunder and the Common Stock issuable upon conversion thereof will constitute "qualified small business stock" within the meaning of Section 1202 of the Code, as of the date of issuance.


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3.18  NO ACTIONS.

      There is no action, suit, investigation or proceeding (or any basis therefor) pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before any court or arbitrator or any governmental body, agency, official or authority.

3.19  DISCLOSURE.

      To the Company's knowledge after reasonable investigation the information provided to the Purchasers in the Private Placement Memorandum dated August 15, 1999 (the "Memoranda") and the Documents, taken as a whole, does not contain any untrue statement of a material fact regarding the Company or its Subsidiary and does not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

3.20  RELATED TRANSACTIONS.

      Except as set forth on SCHEDULE 3.20, and except for compensation to regular employees of the Company, since the formation of the Company, no current or former director or officer of the Company or holder of any capital stock of the Company or any of their respective affiliates has been (i) a party to any transaction with the Company, or (ii) to the knowledge of the Company, the direct or indirect owner of an interest (other than non-affiliated holdings in publicly held companies) in any business organization that is or was a competitor, supplier or customer of the Company.

3.21  AGREEMENTS.

      Except as described or referred to in SCHEDULE 3.21 hereto or the Financial Statements, there is no agreement to which the Company is a party or by which the Company is bound which involves obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 per year (each, a "Material Contract"). No default on the part of the Company exists under any contract or agreement to which the Company is a party that would have a material adverse effect on the Company. The Company is not a party to any employment agreement or severance agreement, except as set forth on SCHEDULE 3.21.

3.22  TAX MATTERS.

      The Company has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all Taxes owed by it, except Taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the Financial Statements. The provision for Taxes on the Financial Statements is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature of the Company whether or not assessed or disputed. All Taxes which the Company is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities. With regard to the income tax returns of the Company, the Company has not received notice of any audit or of any proposed deficiencies from any taxing authority and no controversy with respect to Taxes of any type is pending or, to the knowledge of the Company, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year.

3.23  INSURANCE.

      The Company maintains valid and effective insurance policies, issued by reputable insurers, to insure it against all risks usually insured against by Persons conducting businesses similar to that of the Company in the locality in which such businesses are conducted. The Company has paid all due premiums with respect to all policies of insurance currently maintained by the Company.

3.24  AMENDMENTS TO STOCKHOLDERS' AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

      Amendment No. 1 to the Registration Rights Agreement ("Amendment No. 1") and Amendment No. 3 to the Stockholders' Agreement ("Amendment No. 3"), each attached to the applicable agreement in the Exhibits hereto, have been executed by the requisite parties on or before the date hereof. Upon execution and delivery of this Agreement by the Purchasers and the Company, such Purchasers shall be Investors (as such term is defined in the Registration Rights Agreement, as amended by Amendment No. 1) for purposes of the Registration Rights Agreement and shall be Investors and Stockholders (as such terms are defined in the Stockholders' Agreement, as amended by Amendment No. 3) for purposes of the Stockholders' Agreement, and in each case such Purchasers shall be entitled to the rights thereunder of an Investor or an Investor and Stockholder, respectively.

3.25  ERISA PLANS.

      Except as set forth on SCHEDULE 3.25, the Company does not maintain nor is it a party to (or ever maintained or was a party to) any "employee welfare benefit plan," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers' compensation, unemployment compensation and other government programs, under which the Company has any present or future obligation or liability. The Company does not maintain nor is it a party to (or has it or any predecessor ever maintained or was it or any predecessor a party to) any "employee pension benefit plan," as defined in Section 3(2) of ERISA which would be subject to Title IV of ERISA, and the Company does not contribute to any "multiemployer plan" as defined in Section 3(37) and Section 4001(a)(3) of ERISA. The Company does not maintain a plan providing health or medical benefits to retired employees of the Company or any predecessor or a welfare benefit fund under Section 419 of the Internal Revenue Code.

3.26  ENVIRONMENTAL MATTERS.

      The Company has not disposed of either hazardous substances (as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) or materials subject to regulation by the Nuclear Regulatory Commission except in accordance with applicable law. The Company has received no written inquiries from any governmental agency with respect to, and to the best of the Company's knowledge, no governmental investigation with respect to the Company has been conducted for, the possible storage or disposal of any such hazardous substances or any such material subject to regulation by the Nuclear Regulatory Commission.

3.27  EMPLOYEES.

      No officer or key employee of the Company has notified the Company that such officer or key employee intends to terminate his or her employment with the Company.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as of the date hereof, as follows:

4.1   EXPERIENCE.

      Such Purchaser is an accredited investor within the meaning of Regulation D promulgated by the Securities and Exchange Commission and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, such Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser has had access to the Company's senior management and has had the opportunity to conduct such due diligence review as it has deemed appropriate.

4.2   INVESTMENT.

      Such Purchaser has not been formed solely for the purpose of making this investment and such Purchaser is acquiring the Preferred Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Such Purchaser understands that the Preferred Shares and the related Reserved Shares, as applicable, to be acquired have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the respective Purchaser's representations as expressed herein.

4.3   RULE 144.

      Such Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Such Purchaser understands that any transfer agent of the Company will issue stop-transfer instructions with respect to the Preferred Shares and the related Reserved Shares, as applicable, unless any transfer thereof is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

4.4   NO PUBLIC MARKET.

      Such Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the securities of the Company.

4.5   BROKERS OR FINDERS.

      Such Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Preferred Shares. Such Purchaser will severally and not jointly indemnify and hold the Company harmless against any liability, settlement or expense arising out of, or in connection with, any such claim.

4.6   ACCESS TO DATA.

      Prior to the execution and delivery of this Agreement, such Purchaser received from the Company and read the Memorandum. Such Purchaser has had an opportunity to ask questions of, and receive answers from, Persons acting on behalf of the Company concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Purchaser. No oral representations have been made or furnished to, or relied on by, such Purchaser or his or its representatives in connection with his or its investment in the Preferred Shares. Such Purchaser has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Preferred Shares.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1   AFFIRMATIVE COVENANTS OF THE COMPANY.

      The Company agrees as follows:

         (a) FINANCIAL INFORMATION. Until the consummation of a Qualified Offering (as such term is defined in the Certificate), the Company will deliver the following reports to each Qualified Purchaser:

            (i) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in cash flow of the Company and its Subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year and the budgeted figures for the current fiscal year, all in reasonable detail and audited by independent public accountants of national standing commonly known as "Big 5" accountants selected by the Company, together with a certificate of the Company executed by the chief executive officer or principal financial or accounting officer of the Company certifying that all covenants to be complied with by the Company hereunder have been complied with (or setting forth in reasonable detail any covenants that have not been so complied with).

            (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of change in cash flow of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes), subject to changes resulting from normal year-end audit adjustments, and setting forth in each case in comparative form the figures for the same periods of the previous fiscal year and the budgeted figures for the current periods, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

         (b) GENERAL INFORMATION. The Company will deliver the following information to each Qualified Purchaser:

            (iii) Promptly after the commencement or threatened commencement thereof, notice of all actions, suits, investigations, and proceedings before any court or governmental department, arbitration panel, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries other than ordinary and routine litigation covered under the limits of existing insurance policies.

            (iv) Copies of all amendments to the Fundamental Documents of the Company.

         (c) ADDITIONAL INFORMATION. The Company will deliver or provide to each Qualified Purchaser such other information and data, including access to books and records of the Company as any such holder may from time to time reasonably request.

         (d) RIGHTS OF INSPECTION. Each Qualified Purchaser shall have the right to visit and inspect any of the properties of the Company and to discuss its affairs, finances and accounts with its officers and auditors, all at such reasonable times during normal business hours and as often as may be reasonably requested.

         (e) KEY-MAN INSURANCE. The Company, at its own expense, shall maintain term life insurance in adequate amounts on key management employees in accordance with the directions of the Board.

         (f) INSURANCE. The Company shall maintain such other insurance with such coverages and in such amounts as shall be determined by the Board of the Company, including such insurance as the Board of the Company shall deem necessary to protect the assets of the Company.

5.2   LEGAL EXISTENCE; COMPLIANCE, ETC.

         (a) The Company shall maintain its existence as a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation.

         (b) The Company shall conduct its business in compliance in all material respects with all permits and licenses issued by, and all statutes, rules, regulations and orders of, and all restrictions imposed by, all governmental authorities, domestic or foreign, federal or state, applicable to the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls).

         (c) The Company shall conduct its business in compliance in all material respects with all Permits, agreements and contracts to which it is a party.

5.3   STOCKHOLDERS' AGREEMENT; REGISTRATION RIGHTS AGREEMENT.

      Each Purchaser by his or its execution of this Agreement agrees to be bound by and comply with the terms and provisions of the Stockholders' Agreement and the Registration Rights Agreement, in each case as an Investor (as such term is defined therein) and as a Stockholder under the Stockholders' Agreement (as such term is defined therein).

5.4   PREEMPTIVE RIGHTS.

         (a) Except in the case of any issuance of Excluded Stock (as defined below), the Company shall not after the date hereof issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) Stock (as such term is defined in the Stockholders Agreement),
(ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity feature, (iv) any security of the Company that is a combination of a debt and equity security or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any security of the Company specified in the foregoing clauses (i) through (iv), unless in each case the Company shall have first offered to sell to such securities (the "Offered Securities") to the Designated Investors (as defined below). Each Designated Investor shall have the option of acquiring such Designated Investor's Proportionate Percentage of the Offered Securities at a price and on such other terms and conditions as shall have been specified by the Company in writing (the "Offer") delivered to such Designated Investor, which Offer by its terms shall remain open and irrevocable for a period of 10 business days from the date it is delivered by the Company to the Designated Investor. As used herein, the term "Designated Investor" means any holder of the Company's securities that, together with its affiliates, has invested in excess of $15,000,000 in the Company since the date of its formation through the purchase of equity securities of the Company.

         (b) The Company may specify in the Offer that all or a minimum amount of the Offered Securities must be sold in such Offering (to the Designated Investors and/or any third parties pursuant to paragraph (d) below), in which case any Notice of Acceptance (as defined below) shall be deemed conditioned upon (i) receipt of Notices of Acceptance of all or such minimum amount, as applicable, of the Offered Securities and/or (ii) the sale of all or the remainder of such minimum amount, as applicable, of the Offered Securities pursuant to paragraph (d) below.

         (c) Notice of a Designated Investor's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Designated Investor and delivered to the Company on or prior to the end of the 10-day period of such Offer, setting forth such portion of the Offered Securities as the Designated Investor elects to purchase (the "Notice of Acceptance").

         (d) In the event that Notices of Acceptance are not given by the Designated Investors in respect of all the Offered Securities, the Company shall have 120 days from the expiration of the foregoing 10-day period to sell all or any part of such Offered Securities as to which Notices of Acceptance have not been given by the Designated Investors (the "Refused Securities") to any other Person or Persons, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates, which are no more favorable to such other Person or Persons and no less favorable to the Company than those set forth in the Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all the Refused Securities, the Designated Investors shall purchase from the Company, and the Company shall sell to the Designated Investors, the Offered Securities in respect of which Notices of Acceptance were delivered to the Company by the Designated Investors, on the terms specified in the Offer.

         (e) In each case, any Offered Securities not purchased by the Designated Investors or any other Person or Persons in accordance with paragraph
(d) above may not be sold or otherwise disposed of until they are again offered to the Designated Investors under the procedures specified in the Section 5.4, subject to the provisions of paragraph (g) below.

         (f) The rights of the Designated Investors under this Section 6 shall not apply to the sale or issuance of any Excluded Stock. As used herein, "Excluded Stock" means (i) up to 4,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers and employees of the Company or its subsidiaries as approved by the Board (or a committee thereof), (ii) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, including in the case of (i) and (ii) above and (viii) below, any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be, (iii) shares of the Company's stock issued in connection with acquisitions of any person or entity, (iv) equity kickers issued in connection with bona fide debt offerings, joint ventures or technology licensing arrangements, (v) shares of the Company's stock issued in connection with equipment financing transactions, (vi) stock issued in connection with a Qualified Offering, (vii) shares of the Company's stock issued upon stock splits or other subdivisions or combination of shares of Stock, (viii) shares of Common Stock issuable upon exercise of warrants and options outstanding as of the date hereof and (ix) shares of Series B Preferred Stock issued by the Company in Subsequent Closings.

         (g) Notwithstanding anything contained herein to the contrary, in the event any Designated Investor shall fail to purchase its respective Proportionate Percentage of any Offered Securities pursuant to the terms of this
Section 5.4 (each such Designated Investor, a "Non-

Participating Investor"), the provisions of this Section 5.4 shall thereafter be null and void with respect to such Non-Participating Investor and such Non-Participating Investor shall not have any rights under this Section 5.4 to participate in any subsequent offering by the Company of its securities.

         (h) The provisions of this Section 5.4 are intended to be for the benefit of any Person that owns equity securities of the Company and that qualifies as a Designated Investor, including any applicable Purchasers hereunder.

5.5   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC.

      All representations and warranties hereunder of the Company and the Purchasers shall survive the Closing for a period of one year and shall in no way be affected by any investigation of the subject matter hereof made by or on behalf of the Purchasers or the Company. Except as otherwise provided herein, all agreements and/or covenants contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

5.6   TRANSACTION EXPENSES AND TAXES.

         (a) The Company agrees to pay promptly up to an aggregate of $50,000 of the reasonable out-of-pocket expenses, including reasonable attorneys' fees and expenses, of the Purchasers arising in connection with the negotiation and execution of this Agreement and the other Documents, the related due diligence and the consummation of the transactions contemplated hereby and thereby.

         (b) All sales, use, transfer, stamp (including documentary stamp taxes, if any), excise, recording, income, capital gain, franchise and other similar Taxes or governmental charges with respect to the securities issued pursuant hereto shall be borne by the Company.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1   NO THIRD PARTY BENEFICIARIES.

      Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

6.2   ENTIRE AGREEMENT.

      This Agreement and the other Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of any Document including, without limitation, any letter of intent dated as of or prior to the date hereof, between the Company and any Purchaser.

6.3   SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; PROVIDED, HOWEVER, that each Purchaser may assign any of its rights under any of the Documents to (i) any Affiliate of such Purchaser, (ii) any Person who shall acquire substantially all of the assets of such Purchaser or a majority in voting power of the capital stock of such Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), (iii) any lender of such Purchaser (or any agent therefor) for security purposes and the assignment thereof by any such lender or agent to any Purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto and (iv) any Person to whom such Purchaser shall transfer any Preferred Shares in accordance with the terms of the Documents.

6.4   COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.5   NOTICES.

      All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) or by E-mail:

      If to the Company, to:

            OPUS360 Corporation
            733 3rd Avenue, 17th Floor
            New York, NY  10017
            Telephone:  212-301-2212
            Telecopy:   212-599-8481
            Attention:  Ari Horowitz

      with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            New York, NY  10112
            Telephone:  212-408-2400
            Telecopy:   212-728-5950
            Attention:  John J. Suydam, Esq.

      If to a Purchaser, to its E-mail address shown on ANNEX I:

      All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the third business day following dispatch, (iv) in the case of mailing, on the seventh business day following such mailing and (v) in the case of E-mail, 24 hours after sending.

6.6   GOVERNING LAW.

      THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

6.7   CONSENT TO JURISDICTION.

      Each of the Company and the Purchasers agrees that any action or proceeding to enforce any right arising out of this Agreement, may be commenced in the Supreme Court of New York in New York County or in the United States District Court for the Southern District of New York, and each of the Company and the Purchasers consents to such jurisdiction, agrees that venue will be proper in such courts in any such matter, agrees that New York County is the most convenient forum for litigation in any such suit, action or legal proceeding, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Company or such Purchaser, or as otherwise provided by the laws of the State of New York or the United States. Each of the Company and the Purchasers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.8   AMENDMENTS AND WAIVERS.

      No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the holders of at least 51% of the then outstanding Preferred Shares or Common Stock issued upon conversion of the Preferred Shares. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.9   CERTAIN DEFINITIONS.

            "AFFILIATE" means, with respect to any Person, any of (a) a director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "CLOSING" shall have the meaning given in Article II.

            "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "DOCUMENTS" means this Agreement, the Registration Rights Agreement and the Stockholders' Agreement.

            "FUNDAMENTAL DOCUMENTS" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a Company would be its charter and by-laws.

            "GAAP" means United States Generally Accepted Accounting Principles, consistently applied.

            "GOVERNMENTAL ENTITY" means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

            "INTELLECTUAL PROPERTY" means all industrial and intellectual property, including, without limitation, (i) patents, patent applications, patent rights, trademarks, trademark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, proprietary processes and formulae, layouts, processes, inventions, and (ii) all proprietary rights pertaining to any product or service manufactured, sold, distributed or marketed, or used, employed or exploited in the development, manufacture, license, sale, distribution, marketing or maintenance thereof, and all documentation and media constituting, describing or relating to the foregoing.

            "LAW" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

            "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

            "LIEN" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

            "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, liabilities or prospects of such Person and its Subsidiaries, if any, taken as a whole.

            "MEMORANDA" has the meaning given to such term in Section 3.19.

            "ORDERS" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

            "PARTY" or "PARTIES" means the signatories hereto.

            "PERMITS" means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

            "PERSON" shall be construed broadly and shall include an individual, a partnership, a Company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

            "PROCEEDING" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of December 24, 1998, as amended, among the Company and the other parties thereto, a copy of which is attached hereto as EXHIBIT C.

            "QUALIFIED PURCHASER" means any Person who acquires more than $500,000 worth of Series B Preferred Stock pursuant to this Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SUBSIDIARY" means any company, partnership, limited liability company or other business entity, with respect to which the Company (or any Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

            "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated as of December 24, 1998, as amended, among the Company and the other parties thereto, a copy of which is attached hereto as EXHIBIT D.

            "TAX" as used in this Agreement, means any of the Taxes, and "Taxes" means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the clause (a) above as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group.

6.10  INCORPORATION OF SCHEDULES AND EXHIBITS.

      The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

6.11  CONSTRUCTION.

      Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

6.12  INTERPRETATION.

      Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof," "hereto," "hereunder" and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.13  INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

      All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

6.14  REMEDIES.

      The Parties shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, the Company hereby agrees that in the event the Company fails to convey any number of Preferred Shares or Reserved Shares, as the case may be, to the Purchasers in accordance with the provisions of this Agreement, the Purchasers' remedy at law may be inadequate. In such event, each Purchaser shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the Company to convey such number of Preferred Shares or Reserved Shares, as the case may be.

6.15  SEVERABILITY.

      It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.16  EXCHANGES: LOST, STOLEN OR MUTILATED CERTIFICATES.

      Upon surrender by a holder of Series B Preferred Stock to the Company of any certificate representing Series B Preferred Stock purchased or acquired hereunder, the Company at its expense will issue in exchange therefor, and deliver to the holder of Series B Preferred Stock, a new certificate or certificates representing such shares, in such denominations as may be requested by the holder of Series B Preferred Stock. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Series B Preferred Stock purchased or acquired by a holder of Series B Preferred Stock hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such holder a new certificate for such Series B Preferred Stock of like tenor, in lieu of such lost, stolen or mutilated certificate.

6.17  INDEMNITY.

      The Company shall, for a period of one year, with respect to the representations, warranties, covenants and agreements made by the Company herein indemnify, defend and hold the Purchasers (and their respective shareholders, directors, officers, employees, agents, affiliates and controlling parties) (each, an "Indemnified Party") harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company contained in this Agreement or the assertion of any claims relating to the foregoing. Without limiting the generality of the foregoing, each Indemnified Party shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by the Indemnified Party as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. The Company shall indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with the Securities Act or registration or qualification under such state securities or blue sky laws; and shall reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. In case any such action is brought against an Indemnified Party, the Company will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which conflict in any material respect with those available to the Company, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this
Section 6.17 the Company shall reimburse such Indemnified Party and shall not have the right to assume the defense of such action on behalf of such Indemnified Party and the Company shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably, related to the matters covered by the indemnity agreement provided in this
Section 6.17. The Company shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, which consent shall not be unreasonably withheld.

6.18  WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

                                    * * * * *

            IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first above written.


                                    OPUS360 CORPORATION


                                    By:  _____________________________________
                                         Name:  Ari Horowitz
                                         Title: Chairman & CEO


                                    CROSSPOINT VENTURE PARTNERS 1997, L.P.


                                    By:  _____________________________________
                                         Name:  Robert Hoff
                                         Title: General Partner


                                    SAFEGUARD 99 CAPITAL L.P.,
                                    a Delaware limited partnership

                                    By:   Safeguard Delaware, Inc., its
                                          general partner


                                    By:  _____________________________________
                                         Name:
                                         Title:

                                                    COUNTERPART SIGNATURE PAGE
                                                                            TO
                                                 SECURITIES PURCHASE AGREEMENT



                                    CROSSPOINT VENTURE PARTNERS
                                    LS 1999, L.P.


Date: September 3, 1999             By:  _____________________________________
                                         Name:  Robert Hoff
                                         Title: General Partner

                                                    COUNTERPART SIGNATURE PAGE
                                                                            TO
                                                 SECURITIES PURCHASE AGREEMENT



                                    ARISTA CAPITAL PARTNERS, LP

                                    By:   Arista Capital Management LLC, a
                                    Delaware limited liability company


Date: September __, 1999            By:  _____________________________________
                                         Name:
                                         Title: